Exhibit 4.1

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

SECURED CONVERTIBLE PROMISSORY NOTE

Note No. [__]

$[______]	Date of Issuance: October [__], 2015

FOR VALUE RECEIVED, AudioEye, Inc., a Delaware corporation (the “Company”), promises to pay to [______] (the “Holder”), or its registered assigns, the principal sum of [______], or such lesser amount as shall then equal the outstanding principal amount hereof, together with accrued and unpaid interest thereon, each due and payable on the date and in the manner set forth below.

This Secured Convertible Promissory Note (this “Note”) is issued pursuant to and secured by (i) the Note and Warrant Purchase Agreement, dated as of October 9, 2015, executed by the Company, the Holder, and the other parties thereto (as the same may from time to time be amended, modified, extended, renewed or restated, the “Purchase Agreement”) and (ii) the Security Agreement, dated as of October 9, 2015, executed by the Company, as borrower, and the Holder (as the same may from time to time be amended, modified, extended, renewed or restated, the “Security Agreement”). In the event of any conflict between the provisions of this Note and the provisions of the Purchase Agreement, the provisions of the Purchase Agreement shall govern. In the event of any conflict between the provisions of this Note and the provisions of the Security Agreement, the provisions of the Security Agreement shall govern. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

1.   Repayment. If not converted pursuant to Section 7 herein, all principal, interest and other charges and amounts to be paid hereunder shall be due and payable, in full in one lump sum, on the earliest of (a) October [__], 2018 (the “Maturity Date”) or (b) the date such amounts become due and payable after the occurrence of an Event of Default in accordance with Section 11 herein. In the event of any conversion pursuant to Section 7 herein, all interest shall be so converted and shall not be payable in cash.

2.   Interest. Until this Note is converted pursuant to Section 7 herein, payable-in-kind interest (the “PIK Interest”) shall accrue at a rate of ten percent (10%) per annum on the outstanding principal balance of this Note commencing on the date hereof, and shall continue accruing until repayment or conversion of all amounts due hereunder. PIK Interest shall be due and payable on the Maturity Date and shall be calculated on the basis of a 365-day year for the actual number of days elapsed.

3.   Prepayment. The Company may not prepay this Note prior to the Maturity Date without the consent of the Holder.

4.   Payment Process. All payments to be made by the Company (other than Equity Securities issued upon conversion of this Note in accordance with Section 7) shall be made in cash in immediately available funds, without set-off, recoupment or counterclaim and free and clear of and without any deduction of any kind for any taxes, levies, fees, deductions, withholdings, restrictions or conditions of any nature.

5.   Security. This Note and all amounts due hereunder are secured by all the assets of the Company pursuant to, and as described in, the Security Agreement.

6.   Waivers. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

7.   Conversion. If the Company issues or sells equity securities of the Company (“Equity Securities”) in a single transaction or series of related transactions for cash of at least $2,000,000 (excluding the conversion of the Notes and excluding the shares of common stock, $0.00001 par value per share, of the Company (“Common Stock”) to be issued upon exercise of the Warrants dated as of the date hereof and issued in connection with the Purchase Agreement (the “Warrants”)) on or before the Maturity Date (the “Equity Financing”), all of the unpaid principal of this Note plus accrued interest on this Note shall be automatically converted at the closing of the Equity Financing into a number of shares of the same class or series of Equity Securities as are issued and sold by the Company in such Equity Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Equity Financing) as is determined by dividing (i) the principal and accrued and unpaid interest amount of the Note by (ii) 60% of the price per share at which such Equity Securities are issued and sold in such Equity Financing (the “Conversion Shares”). The following Equity Securities shall not be deemed to be issued or sold as part of the Equity Financing: (i) Common Stock or options to purchase Common Stock issued, sold or granted pursuant to the Company’s equity incentive plans; or (ii) securities of the Company issued pursuant to the exercise of any convertible or exercisable securities outstanding as of the date of this Note (the securities set forth in clauses (i) and (ii), collectively, the “Excluded Securities”). In the event the Company does not complete an Equity Financing prior to the Maturity Date, the holders of a majority in interest of the aggregate outstanding principal amount of the Notes may elect to cause all Notes to convert into shares of capital stock of the Company on such terms as are agreed to by such holders and the Company.

8.   Affirmative Covenants. Until all amounts outstanding under this Note have been paid in full, or the Note has been converted, unless the Holders of a majority in interest of the outstanding principal under the Notes consent otherwise, the Company shall:

(a)          during normal business hours, permit the Holder to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such times as reasonably may be requested by the Holder;

(b)          as soon as possible and in any event within two (2) business days after it becomes aware that a Default or an Event of Default has occurred, notify the Holder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default; and

(c)          upon the request of the Holder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of the Note.

9.   Negative Covenants. Until all amounts outstanding under this Note have been paid in full, or the Note has been converted, without the consent of the Holders of a majority in interest of the outstanding principal under the Notes, the Company shall not:

(a)          incur any indebtedness in an amount equal to or greater than $250,000;

(b)          (i) sell, transfer or otherwise dispose of any of the Company’s properties, assets and rights to any person except in the ordinary course of business, (ii) enter into any merger, combination, reorganization, recapitalization or consolidation of the Company, or (iii) issue, sell or transfer any Equity Securities to any person in a transaction or series of transactions, in which the equity holders of the Company immediately prior to such transaction or first of such series of transaction, no longer own a majority of the Company’s or any successor entity’s issued and outstanding Equity Securities immediately after such transaction or series of such transactions.

(c)          make any loans, investments, capital expenditures or acquisitions in an amount equal to or greater than $250,000; or

(d)          liquidate, wind-up or dissolve or instruct or grant resolutions to any liquidator of the Company.

10. Mechanics and Effect of Conversion. No fractional Common Shares shall be issued upon conversion of this Note. Upon the conversion of the Note in full, in lieu of the Company issuing any fractional Common Shares to the Holder, Company shall pay to the Holder the amount of outstanding principal or interest that is not so converted. Upon the conversion of the Note in full, Company shall be forever released from all its obligations and liabilities under this Note. In connection with conversion of the Note, the Holder shall execute all applicable documents reasonably requested by the Company, including without limitation a purchase agreement and other ancillary agreements, if applicable.

11. Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder (and any event that with the giving of notice or passage of time would constitute an Event of Default shall be referred to as a “Default”):

(a)          the failure of the Company to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise, or the failure of the Company to convert the principal and interest on this Note to Equity Securities in accordance with Section 7;

(b)          (i) the Company or a subsidiary of the Company (a “Subsidiary”) makes a determination to discontinue (or does cease to conduct) business, makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; (ii) an order, judgment or decree is entered adjudicating the Company or a Subsidiary as bankrupt or insolvent; (iii) any order for relief with respect to the Company or a Subsidiary is entered under the U.S. Bankruptcy Code or any other applicable bankruptcy or insolvency law; (iv) the Company or a Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or a Subsidiary or of any substantial part of the assets of the Company or a Subsidiary commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or (v) any such petition or application in (iv) above is filed, or any such proceeding is commenced, against the Company or a Subsidiary and either (x) the Company or such Subsidiary by any act indicates its approval thereof, consents thereto or acquiesces therein or (y) such petition, application or proceeding is not dismissed within sixty (60) days;

(c)          unless waived by the Holders of a majority in interest of the outstanding principal under the Notes, if the Company defaults in the due and punctual observance or performance of any of its covenants or other obligations contained in this Note, the Purchase Agreement, Warrants, or Security Agreement, and such failure continues for more than sixty (60) days after delivery of written notice thereof;

(d)          any representation or warranty of the Company made in the Purchase Agreement, Warrants, or Security Agreement, shall be incorrect when made in any material respect; or

(e)          any of the Company’s indebtedness for borrowed money is accelerated as a result of a default or breach under any agreement for such borrowed money, including but not limited to loan agreements, or material breach under any real property lease agreements and capital equipment lease agreements, by which the Company is bound or obligated, which breach is not cured by the Company within sixty (60) days of delivery of written notice thereof.

If an Event of Default described in (b) above shall occur, the principal of and accrued interest on the Note shall become immediately due and payable without any declaration or other act on the part of the Holder. Immediately upon the occurrence of any Event of Default described in (b) above, or upon failure to pay this Note on the Maturity Date, the Holder, without any notice to the Company, which notice is expressly waived by the Company, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Holder under this Note, or at law or in equity.

If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Holder may by notice to the Company declare all or any portion of the outstanding principal amount of the Note to be due and payable, whereupon the full unpaid amount of the Note which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand or presentment.

If an Event of Default occurs, the Company shall pay to the Holder the reasonable attorneys’ fees and disbursement and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder’s rights and remedies hereunder.

12. Successors and Assigns. Subject to the restrictions on transfer described in Section 14 below, the rights and obligations of Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

13. Modification; Waiver. Any term of this Note may be amended or waived with the written consent of the Company and the Holders of a majority of the outstanding principal under the Notes.

14. Transfer of this Note.

(a)          This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless such legend is removed in accordance with Section 14(b). The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary. Notwithstanding anything to the contrary, this Note may be transferred from the Holder to an affiliate of the Holder, to a family member of the Holder, or to any trust, partnership, limited liability company or custodianship established for estate-planning purposes for the primary benefit of the Holder or his or her family members.

(b)          The restrictive legend set forth on the Note shall be removed and the Company shall issue a Note without such legend or any other legend to the Holder if (i) such Note or the Conversion Shares are sold pursuant to an effective registration statement under the Securities Act (provided that the Holder agrees to only sell such Note or Conversion Shares during such time that the registration statement is effective and not withdrawn or suspended, and only as permitted by the registration statement), (i) such Note or Conversion Shares are sold or transferred pursuant to, and in accordance with all requirements of, Rule 144 (including, if applicable, the volume, manner-of-sale and notice filing provisions of Rule 144), or (iii) such Note or Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions. The Company shall bear all costs incurred by it or a Holder relating to the removal of the legend in accordance with this Section 14(b), provided that the Company shall not be liable for any transfer taxes relating to the issuance of a new Note in the name of any person other than the relevant Holder and its affiliates.

For the purposes of this Section 14, the term “transfer” shall include any sale, pledge, gift, assignment, or other disposition of this Note or securities into which such Note may be converted.

15. Assignment by the Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company, without the prior written consent of the Holders of a majority in interest of the outstanding principal under the Notes.

16. Treatment of Note. To the extent permitted by generally accepted accounting principles, Company will treat, account and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state or local tax authorities.

17. Notices, etc. All notices, requests, consents, and other communications under this Note shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

(i)	if to the Holder its address set forth in the Purchase Agreement; and

(ii)	if to the Company at:

AudioEye, Inc.

5210 E Williams Cir, Tucson, AZ 85711

Attention: President

With a copy which shall not constitute notice to:

DLA Piper LLP (US)

401 Congress Avenue, Suite 2500

Austin, Texas 78701

Attention: Paul Hurdlow

facsimile (512) 457-7001

18. Expenses. In the event of any default hereunder, the Company shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

19. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. In connection with any dispute which may arise hereunder, the parties hereby irrevocably submit to the exclusive jurisdiction of any court located in Delaware and each party waives any objection to the laying of venue therein.

20. Savings. No part of this Note or any agreement entered into in connection herewith, nor any charge or receipt by Holder, is supposed to permit Holder to impose interest or other amounts in excess of lawful amounts, and shall be automatically constrained by this provision. If an excess occurs, Holder will apply it as a credit or otherwise refund it and the rate or amount involved will automatically be reduced to the maximum lawful rate or amount. To the extent permitted by law, for purposes of determining Holder’s compliance with law, Holder may calculate charges by amortizing, prorating, allocating and spreading.

21. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Event of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein; and every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

22. Miscellaneous. The parties hereto hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of or any default under this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof. Any provision of this Note which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition or unenforceability without invalidating or impairing the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. This Note shall bind the Company and its successors and permitted assigns. The rights under and benefits of this Note shall inure to the Holder and its successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

COMPANY:

AUDIOEYE, INC.

By:

Name:
Title:

AudioEye, Inc.

Secured Convertible Promissory Note

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.

HOLDER:

If Entity:

Entity Name:

By:

Name:

Title:

If Individual:

Name:

Signature:

AudioEye, Inc.

Secured Convertible Promissory Note